UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-194486	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

320 Norwood Park South, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On July 11, 2014, Blue Hills Bancorp, Inc. (the “Company”), the proposed holding company for Blue Hills Bank, announced that based upon preliminary results, the subscription offering was oversubscribed in the first category of the subscription offering by eligible account holders as of February 28, 2013. The number of shares to be sold in connection with the conversion and stock offering will be based on a final appraisal and receipt of final regulatory approvals. Subject to receipt of final regulatory approvals, the Company expects to close the conversion and stock offering during the week of July 21, 2014.
Additionally, on July 11, 2014, the Company announced that Hyde Park Bancorp, Inc., the holding company which currently owns 100% of Blue Hills Bank, has redeemed the $18,724,000 of Series A Preferred Stock issued to the U.S. Treasury under the Small Business Lending Fund (“SBLF”) preferred stock program. The redemption was completed with a payment to the U.S. Treasury of $18,724,000 plus accrued dividends.
The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated July 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: July 11, 2014	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer